                          FIFTH AMENDMENT AND CONSENT
                          ---------------------------

     FIFTH AMENDMENT AND CONSENT (this "Amendment"), dated as of October 7, 1997, among BIG V HOLDING CORP. ("Holdings"), BV HOLDINGS CORPORATION ("BV Holdings"), BIG V SUPERMARKETS, INC. (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :
                              -------------------

     WHEREAS, Holdings, BV Holdings, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of December 28, 1990, and amended and restated as of November 1, 1993, and further amended and restated as of December 17, 1993 (as amended, modified or supplemented through the date hereof, the "Credit Agreement"); and

     WHEREAS, subject to the terms and conditions set forth herein, the parties hereto wish to amend and/or modify the Credit Agreement as provided herein;

     NOW, THEREFORE, it is agreed:

     1. Section 4.02(d) of the Credit Agreement is hereby amended by deleting the amount "$1,750,000" appearing therein and inserting the amount "$3,600,000" in lieu thereof.

     2. Notwithstanding anything to the contrary contained in Sections 3.02(d) or 7.02 of the Credit Agreement, the Banks hereby agree that the Borrower may sell its entire equity interest as a limited partner in Columbia Hawkins Group L.P. for an amount no less than $1,100,000 in cash to be received at the time of the closing of such sale, and that the Net Sale Proceeds from such sale shall not be required to be applied as provided in such Section 3.02(d).

     3. In order to induce the Banks to enter into this Amendment, Holdings, BV Holdings and the Borrower hereby represent and warrant that (x) no Default or Event of Default exists on the Fifth Amendment Effective Date (as defined below), both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all respects on the Fifth Amendment Effective Date, both before and after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be true and correct in all material respects as of such specific date).

     4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

     6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     7. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when Holdings, BV Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

     8. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                        BIG V HOLDING CORP.


                                        By   /s/ James A. Toopes, Jr.
                                           -------------------------------
                                           Title:  Executive V.P.


                                        BV HOLDINGS CORPORATION


                                        By   /s/ James A. Toopes, Jr.
                                           -------------------------------
                                           Title:  Executive V.P.



                                        BIG V SUPERMARKETS, INC.


                                        By   /s/ James A. Toopes, Jr.
                                           -------------------------------
                                           Title:  Executive V.P.



                                        BANKERS TRUST COMPANY,
                                         Individually and as Agent

                                        By   /s/
                                           -------------------------------
                                           Title:  Vice President



                                        BANQUE NATIONALE DE PARIS

                                        By   /s/ Serge Desrayaud
                                           ------------------------------
                                           Title: Vice President


                                        By   /s/ Pamela Lucash
                                           ------------------------------
                                           Title:  Assistant Treasurer

                                        BANKERS TRUST (DELAWARE)


                                        By  /s/
                                           ------------------------------
                                           Title: Vice President



                                        MACKAY SHIELDS


                                        By
                                           ------------------------------
                                           Title:



                                        FIRST SOURCE FINANCIAL LLP

                                        By: First Source Financial, Inc.,
                                             its Agent/Manager


                                        By:   /s/  J. Walding
                                            -----------------------------
                                            Title: Vice President



                                        BANK POLSKA KASA OPIEKI S.A.


                                        By
                                            -----------------------------
                                            Title:


                                        HELLER FINANCIAL, INC.


                                        By   /s/ Julia J. Maslanka
                                            -----------------------------
                                            Title:  Vice President

                                        PAMCO CAYMAN, LTD.

                                        By: Protective Asset Management
                                             Company, as Collateral Manager


                                        By:  /s/  Mark K. Okada
                                            -----------------------------
                                            Title:  Executive Vice President